Exhibit 99.1
FOR IMMEDIATE RELEASE
Tekelec Announces Strong Q3 2009 Revenues and Operating Income

•	Q3 Orders of $94.7 million; up 8% year over year

•	Q3 Revenues of $114.9 million; up 8% year over year

•	Q3 GAAP Gross Margin of 66%, and non-GAAP Gross Margin of 68% (as reconciled below);

•	Q3 GAAP Operating Margin of 19%, and non-GAAP Operating Margin of 23% (as reconciled below);

•	Q3 GAAP Diluted EPS from Continuing Operations of $0.14 per share; up 8% year over year

•	Q3 Non-GAAP Diluted EPS from Continuing Operations of $0.27 per share (as reconciled below); up 42% year over year
Morrisville, N.C. November 4, 2009 — Tekelec (“the Company”), (NASDAQ: TKLC), the network signaling, mobile messaging and performance management company, today announced its earnings for the third quarter of 2009.
2009 Third Quarter Results from Continuing Operations
Revenue from continuing operations for the third quarter of 2009 was $114.9 million, up 8% compared to $106.0 million for the third quarter of 2008. The Company had orders of $94.7 million for the quarter, up 8% from $87.4 million for the third quarter of 2008. As of September 30, 2009, backlog was $336.7 million compared to $353.3 million as of June 30, 2009 and $369.0 million as of September 30, 2008.
On a GAAP basis, the Company reported income from continuing operations for the third quarter of 2009 of $9.4 million, or $0.14 per diluted share, with the earnings per share up 8% compared to $8.6 million, or $0.13 per diluted share, for the third quarter of 2008. Our third quarter 2009 GAAP results include a non-cash impairment charge of $10.8 million ($5.7 million net of tax related adjustments), or $0.08 per diluted share, related to a decline in the fair value of our equity interest in Genband, a privately held company. GAAP operating margins from continuing operations were 19% for the third quarter of 2009 and 14% for the third quarter of 2008.
On a non-GAAP basis, net income from continuing operations for the third quarter of 2009 was $18.2 million, or $0.27 per diluted share, with earnings per share up 42% compared to $12.5 million, or $0.19 per diluted share, for the third quarter of 2008. Non-GAAP operating margins from continuing operations for the third quarter of 2009 were 23% compared with 18% for the third quarter of 2008. Please refer to
Corporate Office: 5200 Paramount Parkway, Morrisville, N.C. 27560 • Tel 919.460.5500 • Fax 919.460.0877

the attached financial statement schedules for a reconciliation of the Company’s GAAP financial measures and operating results to its non-GAAP financial measures and operating results.
Frank Plastina, Tekelec’s president and chief executive officer, stated, “Tekelec continues to focus on business fundamentals and strong execution which generated non-GAAP operating margin of 23% and $11.9 million of cash flow from operations for the quarter. Also, our next generation products continue to gain traction and we now have a total of eight Tier-1 customers who have purchased our Eagle XG platform.”
Year-to-Date Results from Continuing Operations
For the first nine months of 2009, revenue from continuing operations was $345.8 million, up 1% compared to $340.7 million for the first nine months of 2008. For the first nine months of 2009, the Company had orders of $267.4 million, down 9% compared to $292.7 million for the first nine months of 2008.
On a GAAP basis, the Company reported income from continuing operations for the first nine months of 2009 of $31.5 million, or $0.47 per diluted share, with earnings per share down 10% compared to $35.8 million, or $0.52 per diluted share, for the first nine months of 2008. Our GAAP results for the first nine months of 2009 include a non-cash impairment charge of $13.6 million ($8.5 million net of tax related adjustments), or $0.13 per diluted share, related to a decline in the fair value of our equity interest in Genband, a privately held company. Our GAAP results for the first nine months of 2008 included a one-time tax benefit of $3.7 million, or $0.05 per diluted share, resulting from the utilization of certain capital losses generated by the 2007 sale of our switching business. GAAP operating margins from continuing operations were 17% and 14% for the nine months ended September 30, 2009 and 2008, respectively.
On a non-GAAP basis, net income from continuing operations for the first nine months of 2009 was $51.0 million, or $0.76 per diluted share, with the earnings per share up 13%, compared to $46.4 million, or $0.67 per diluted share, for the first nine months of 2008. Non-GAAP operating margins from continuing operations for the first nine months of 2009 were 22% as compared with 19% for the first nine months of 2008. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP financial measures and operating results to its non-GAAP financial measures and operating results.
Balance Sheet and Liquidity
As of September 30, 2009, the Company’s consolidated cash and cash equivalents totaled $266.6 million, compared to $242.9 million at June 30, 2009. In addition, the Company held $98.4 million of auction rate securities and associate put rights which it has the right to convert to cash on June 30, 2010. Cash flows from continuing operations were $11.9 million for the third quarter of 2009, compared to $30.9 million for the third quarter of 2008. The third quarter of 2008 included an $18.9 million income tax refund. Working capital at September 30, 2009 was $393.9 million, compared to $358.5 million at June 30, 2009, with the increase due primarily to the positive cash flow generated during the third quarter.
2009 Full Year Guidance
For the full year 2009, we now believe that our order entry will range between $390 million and $420 million. We believe our revenues will continue to range between $450 million and $460 million and that our gross margins will range between 66% and 67%. We also now expect full year non-GAAP diluted EPS to range between $0.95 and $1.00 per share and GAAP diluted EPS to range between $0.61 to $0.66 per share. See table below for a reconciliation of our GAAP to non-GAAP guidance.

2009 Guidance
Orders	$390M — $420M
Revenues	$450M — $460M
Non-GAAP GM %	66% — 67% *
GAAP Diluted EPS	$0.61 — $0.66
Non-GAAP Diluted EPS	$0.95 — $1.00 *

*	Excludes $13.9M of estimated stock-based compensation expense, $8.3M of estimated amortization of purchased technology and acquisition-related expenses, a $13.6M non-cash charge related to a decline in fair value of the equity interest in Genband, a privately held investment, and a ($0.7M) property tax refund associated with assets of our former SSG business unit (net of associated tax impact related to all of the adjustments above of approximately $11.9M) which are included in GAAP EPS. These Non-GAAP adjustments after tax represent approximately $0.34 per share. Of these amounts, approximately $7.0M would increase Non-GAAP cost of sales and reduce the Non-GAAP gross margin.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Wednesday, November 4, 2009, at 8:00 a.m. EST for its management to discuss third quarter 2009 results and certain forward-looking information concerning management’s outlook for the business. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 11:00 a.m. EST on Wednesday, November 4, 2009, and for 90 days thereafter. The Company also plans to provide on its web site prior to the commencement of the call certain GAAP and non-GAAP information (including GAAP to non-GAAP reconciliations) for the quarterly and year-to-date periods.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID #34780782.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including a full non-GAAP statement of operations. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures and the non-GAAP statements of operations to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, each of the individual non-GAAP measures within the non-GAAP statement of operations and the non-GAAP statement of operations itself are utilized by the Company’s management and board of directors to assist in determining incentive compensation and evaluating key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures, including those included in the full non-GAAP statement of operations, referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2008 Form 10-K, 2009 First, Second and Third Quarter Form 10-Qs and its other filings with the Securities and Exchange Commission, the effect of the current or escalating economic crisis including the impact of credit availability and currency fluctuations on overall capital spending by our customers, the current or further detrimental changes in general economic, social, or political conditions in the countries in which we operate, the timeliness and functional competitiveness of our product releases, the timing of our recognition of revenues and changes to the accounting rules related thereto, our ability to maintain OEM, partner, and vendor support and supply relationships, the extent to which any customer outsourcing to our competitors and supplier consolidation increase the influence of competitors on our customers’ purchases, business interruptions at the Company, its suppliers or customers resulting from the recent or subsequent flu pandemics, our ability to compete with other manufacturers that have lower cost bases than ours and/or are partially supported by foreign governments or employ other unfair trade practices, our ability to integrate acquisitions, our ability to protect intellectual property rights or the risk of infringing and litigating with others regarding their intellectual property rights, and changes in the market price of the Company’s common stock. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec, a global leader in core multimedia session control and network intelligence, ensures scalable, secure and highly available communications. The company’s market-leading signaling solutions enable the interworking of different network applications, technologies and protocols, providing a smooth transition to next-generation networks. Tekelec has more than 20 offices around the world serving customers in more than 100 countries, with corporate headquarters located near Research Triangle Park in Morrisville, N.C., U.S.A. For more information, please visit www.tekelec.com.
Investor Contacts:
Mike Gallentine
Director of Investor Relations
919-461-6825 office
Michael.Gallentine@tekelec.com
Press Contacts:
Joanne Latham
Director, Marketing Communications
919-653-9655 office
Joanne.Latham@tekelec.com

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		(Thousands, except per share data)

Revenues	$114,914	$105,996	$345,755	$340,661
Cost of sales:
Cost of goods sold	37,064	33,775	113,777	116,113
Amortization of purchased technology	1,567	587	4,599	1,761

Total cost of sales	38,631	34,362	118,376	117,874

Gross profit	76,283	71,634	227,379	222,787

Operating expenses:
Research and development	24,200	25,082	75,603	75,706
Sales and marketing	17,168	18,159	51,574	55,269
General and administrative	13,148	13,272	40,288	40,477
Restructuring and other	—	—	—	243
Acquired in-process research and development	—	—	—	2,690
Amortization of intangible assets	327	109	960	327

Total operating expenses	54,843	56,622	168,425	174,712

Income from operations	21,440	15,012	58,954	48,075

Other income (expense), net:
Interest income	282	1,749	916	7,325
Interest expense	(67)	(9)	(179)	(1,920)
Impairment of investment in privately-held company	(10,829)	—	(13,587)	—
Loss on sale of investments	—	—	—	(2)
Unrealized gain on ARS portfolio and Put right, net	288	—	1,723	—
Other, net	(340)	(2,193)	(2,160)	(3,699)

Total other income (expense), net	(10,666)	(453)	(13,287)	1,704

Income from continuing operations before provision for income taxes	10,774	14,559	45,667	49,779
Provision for income taxes	1,373	5,941	14,148	13,980

Income from continuing operations	9,401	8,618	31,519	35,799
Income from discontinued operations, net of taxes	—	3,755	—	5,373

Net income	$9,401	$12,373	$31,519	$41,172

Earnings per share from continuing operations:
Basic	$0.14	$0.13	$0.47	$0.54
Diluted	0.14	0.13	0.47	0.52

Earnings per share from discontinued operations:
Basic	$—	$0.06	$—	$0.08
Diluted	—	0.06	—	0.08

Earnings per share:
Basic	$0.14	$0.19	$0.47	$0.62
Diluted	0.14	0.19	0.47	0.60

Weighted average number of shares outstanding-continuing operations:
Basic	67,215	65,961	66,748	66,372
Diluted	68,022	66,763	67,465	70,972

Weighted average number of shares outstanding:
Basic	67,215	65,961	66,748	66,372
Diluted	68,022	66,763	67,465	70,972

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Operations are for the thirteen and thirty-nine weeks ended October 2, 2009 and September 26, 2008.

TEKELEC
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS FOR CONTINUING OPERATIONS (1)(3)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Thousands, except per share data)

Revenues	$114,914	$105,996	$345,755	$340,661
Cost of sales:
Cost of goods sold	36,777	33,486	112,992	115,123

Gross profit	78,137	72,510	232,763	225,538

Research and development	23,629	24,451	73,545	73,486
Sales and marketing	16,315	17,414	49,185	53,098
General and administrative	11,337	11,465	34,585	34,386

Total operating expenses	51,281	53,330	157,315	160,970

Income from operations	26,856	19,180	75,448	64,568
Other income (expense), net	(507)	(453)	(370)	1,704

Income from continuing operations before provision for income taxes	26,349	18,727	75,078	66,272
Provision for income taxes (2)	8,169	6,263	24,055	19,852

Net income from continuing operations	$18,180	$12,464	$51,023	$46,420

Earnings per share:
Basic	$0.27	$0.19	$0.76	$0.70
Diluted	0.27	0.19	0.76	0.67

Weighted average number of shares outstanding:
Basic	67,215	65,961	66,748	66,372
Diluted	68,022	66,763	67,465	70,972

(1)	Please refer to the attached reconciliations of the GAAP Statements of Operations to the above Non-GAAP Statements of Operations.

(2)	The above Non-GAAP Statements of Operations assume non-GAAP effective income tax rates of 31% and 33% for the three months ended September 30, 2009 and 2008, respectively. The above Non-GAAP Statements of Operations assume non-GAAP effective income tax rates of 32% and 30% for the nine months ended September 30, 2009 and 2008, respectively.

(3)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Non-GAAP Statements of Operations for Continuing Operations are for the thirteen and thirty-nine weeks ended October 2, 2009 and September 26, 2008.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,(1)	December 31,
	2009	2008
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$266,550	$209,441
Trading securities, at fair value	86,671	—
Put right, at fair value	11,688	—
Accounts receivable, net	110,693	171,630
Income taxes receivable	1,725	—
Inventories	30,822	23,704
Deferred income taxes	41,952	44,253
Deferred costs and prepaid commissions	49,673	56,588
Prepaid expenses and other current assets	9,563	11,061

Total current assets	609,337	516,677

Long-term trading securities, at fair value	—	87,198
Put right, at fair value	—	18,738
Property and equipment, net	35,408	34,904
Investments in privately held companies	1,388	22,297
Deferred income taxes, net	67,372	71,287
Other assets	1,699	1,415
Goodwill	42,509	41,741
Intangible assets, net	33,257	37,703

Total assets	$790,970	$831,960

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,554	$25,308
Accrued expenses	25,097	30,723
Accrued compensation and related expenses	33,588	40,953
Current portion of deferred revenues	134,241	201,838
Income taxes payable	—	7,300
Liabilities of discontinued operations	—	184

Total current liabilities	215,480	306,306

Deferred income taxes	5,545	7,071
Long-term portion of deferred revenues	6,444	7,591
Other long-term liabilities	6,747	6,146

Total liabilities	234,216	327,114

Commitments and Contingencies

Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 67,325,811 and 66,139,690 shares issued and outstanding, respectively	327,558	309,550
Retained earnings	225,937	194,418
Accumulated other comprehensive income	3,259	878

Total shareholders’ equity	556,754	504,846

Total liabilities and shareholders’ equity	$790,970	$831,960

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Balance Sheet is as of October 2, 2009.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,(1)
	2009	2008
	(Thousands)
Cash flows from operating activities:
Net income	$31,519	$41,172
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(5,373)
Impairment of investment in privately-held company	13,587	—
Loss on sale of investments	—	2
Unrealized gain on ARS portfolio and Put right, net	(1,723)	—
Provision for (recovery of) doubtful accounts and sales returns	1,494	(84)
Provision for warranty	5,000	2,800
Inventory write downs	4,738	4,640
Loss on disposals of fixed assets	64	503
Depreciation	13,966	13,148
Amortization of intangibles	5,559	2,088
Amortization, other	562	754
Acquired in-process research and development	—	2,690
Deferred income taxes	4,559	(8,974)
Stock-based compensation	10,275	9,769
Excess tax benefits from stock-based compensation	(778)	(1,528)
Changes in operating assets and liabilities:
Accounts receivable	60,322	(9,706)
Inventories	(10,593)	(9,170)
Deferred costs	7,272	1,119
Prepaid expenses and other assets	733	5,208
Accounts payable	(2,859)	(19,995)
Accrued expenses	(11,963)	(1,083)
Accrued compensation and related expenses	(9,624)	(10,029)
Deferred revenues	(69,498)	37,283
Income taxes receivable/payable	(7,805)	32,628

Total adjustments	13,288	46,690

Net cash provided by operating activities — continuing operations	44,807	87,862
Net cash used in operating activities — discontinued operations	(184)	(2,472)

Net cash provided by operating activities	44,623	85,390

Cash flows from investing activities:
Proceeds from sales and maturities of investments	16,622	787,784
Purchases of investments	—	(584,524)
Purchases of property and equipment	(14,563)	(15,666)
Payments related to acquired in-process research and development	—	(2,690)

Net cash provided by investing activities	2,059	184,904

Cash flows from financing activities:
Repayment of convertible debt	—	(125,000)
Payments for repurchases of common stock	—	(33,779)
Proceeds from issuance of common stock	9,707	11,559
Excess tax benefits from stock-based compensation	778	1,528

Net cash provided by (used in) financing activities	10,485	(145,692)

Effect of exchange rate changes on cash	(58)	(1,521)

Net change in cash and cash equivalents	57,109	123,081
Cash and cash equivalents, beginning of period	209,441	105,550

Cash and cash equivalents, end of period	$266,550	$228,631

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Cash Flows are for the thirty-nine weeks ended October 2, 2009 and September 26, 2008.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended September 30, 2009(6)
	(Thousands, except per share data)
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$114,914	$—		$114,914
Cost of sales:
Cost of goods sold	37,064	(287	) (1)	36,777
Amortization of purchased technology	1,567	(1,567	) (2)	—

Total cost of sales	38,631	(1,854)		36,777

Gross profit	76,283	1,854		78,137

Operating Expenses:
Research and development	24,200	(351	) (1)	23,629
		(220	) (3)
Sales and marketing	17,168	(853	) (1)	16,315
General and administrative	13,148	(1,811	) (1)	11,337
Amortization of intangible assets	327	(327	) (2)	—

Total operating expenses	54,843	(3,562)		51,281

Income from operations	21,440	5,416		26,856

Other income (expense), net	(10,666)	10,159	(4)	(507)

Income from continuing operations before provision for income taxes	10,774	15,575		26,349

Provision for income taxes	1,373	6,796	(5)	8,169

Net income from continuing operations	$9,401	$8,779		$18,180

Earnings per share:
Basic	$0.14			$0.27
Diluted	$0.14			$0.27

Weighted average number of shares outstanding:
Basic	67,215			67,215
Diluted	68,022			68,022

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus, iptelorg and mBalance.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents a net charge associated with our investment in Genband received in exchange for our SSG business unit in 2007. Specifically, we incurred an impairment charge of $10.8 million as a result of a decline in the estimated fair value of our investment as compared to historical cost. Partially offsetting this impairment is a one time property tax refund of $0.7 million received associated with the former assets of our SSG business unit.

(5)	The adjustment represents the income tax effect of footnotes (1), (2), (3) and (4) in order to reflect our non-GAAP effective tax rate.

(6)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the thirteen weeks ended October 2, 2009.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Nine Months Ended September 30, 2009(6)
	(Thousands, except per share data)
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$345,755	$—		$345,755
Cost of sales:
Cost of goods sold	113,777	(785	)(1)	112,992
Amortization of purchased technology	4,599	(4,599	)(2)	—

Total cost of sales	118,376	(5,384)		112,992

Gross profit	227,379	5,384		232,763

Operating Expenses:
Research and development	75,603	(1,398	)(1)	73,545
		(660	)(3)
Sales and marketing	51,574	(2,389	)(1)	49,185
General and administrative	40,288	(5,703	)(1)	34,585
Amortization of intangible assets	960	(960	)(2)	—

Total operating expenses	168,425	(11,110)		157,315

Income from operations	58,954	16,494		75,448

Other income (expense), net	(13,287)	12,917	(4)	(370)

Income from continuing operations before provision for income taxes	45,667	29,411		75,078

Provision for income taxes	14,148	9,907	(5)	24,055

Net income from continuing operations	$31,519	$19,504		$51,023

Earnings per share:
Basic	$0.47			$0.76
Diluted	$0.47			$0.76

Weighted average number of shares outstanding:
Basic	66,748			66,748
Diluted	67,465			67,465

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus, iptelorg and mBalance.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents a net charge associated with our investment in Genband received in exchange for our SSG business unit in 2007. Specifically, we incurred an impairment charge of $13.6 million as a result of a decline in the estimated fair value of our investment as compared to historical cost. Partially offsetting this impairment is a one time property tax refund of $0.7 million received associated with the former assets of our SSG business unit.

(5)	The adjustment represents the income tax effect of footnotes (1), (2), (3) and (4) in order to reflect our non-GAAP effective tax rate.

(6)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the thirty-nine weeks ended October 2, 2009.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended September 30, 2008(6)
	(Thousands, except per share data)
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$105,996	$—		$105,996
Cost of sales:
Cost of goods sold	33,775	(289	)(1)	33,486
Amortization of purchased technology	587	(587	)(2)	—

Total cost of sales	34,362	(876)		33,486

Gross profit	71,634	876		72,510

Operating Expenses:
Research and development	25,082	(411	)(1)	24,451
		(220	)(3)
Sales and marketing	18,159	(745	)(1)	17,414
General and administrative	13,272	(1,807	)(1)	11,465
Amortization of intangible assets	109	(109	)(2)	—

Total operating expenses	56,622	(3,292)		53,330

Income from operations	15,012	4,168		19,180

Other income (expense), net	(453)	—		(453)

Income from continuing operations before provision for income taxes	14,559	4,168		18,727

Provision for income taxes	5,941	322	(4)	6,263

Income from continuing operations	8,618	3,846		12,464

Income from discontinued operations, net of taxes	3,755	(3,755	)(5)	—

Net income	$12,373	$91		$12,464

Earnings per share from continuing operations:
Basic	$0.13			$0.19
Diluted	0.13			0.19

Earnings per share:
Basic	$0.19			$0.19
Diluted	0.19			0.19

Weighted average number of shares outstanding:
Basic	65,961			65,961
Diluted	66,763			66,763

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents the income tax effect of footnotes (1), (2) and (3) in order to reflect our non-GAAP effective tax rate.

(5)	The adjustment represents the elimination of our discontinued operations.

(6)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The above schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the thirteen weeks ended September 26, 2008.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Nine Months Ended September 30, 2008(10)
	(Thousands, except per share data)
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$340,661	$—		$340,661
Cost of sales:
Cost of goods sold	116,113	(990	)(1)	115,123
Amortization of purchased technology	1,761	(1,761	)(2)	—

Total cost of sales	117,874	(2,751)		115,123

Gross profit	222,787	2,751		225,538

Operating Expenses:
Research and development	75,706	(1,633	)(1)	73,486
		(587	)(3)
Sales and marketing	55,269	(2,171	)(1)	53,098
General and administrative	40,477	(5,191	)(1)	34,386
		(900	)(4)
Acquired in-process research and development	2,690	(2,690	)(5)	—
Restructuring and other	243	(459	)(6)	—
		216	(1),(6)
Amortization of intangible assets	327	(327	)(2)	—

Total operating expenses	174,712	(13,742)		160,970

Income from operations	48,075	16,493		64,568

Other income (expense), net	1,704	—		1,704

Income from continuing operations before provision for income taxes	49,779	16,493		66,272

Provision for income taxes	13,980	5,872	(7)	19,852

Income from continuing operations	35,799	10,621		46,420

Income from discontinued operations, net of taxes	5,373	(5,373	)(8)	—

Net income	$41,172	$5,248		$46,420

Earnings per share from continuing operations:
Basic	$0.54			$0.70
Diluted (9)	0.52			0.67

Earnings per share:
Basic	$0.62			$0.70
Diluted (9)	0.60			0.67

Weighted average number of shares outstanding:
Basic	66,372			66,372
Diluted (9)	70,972			70,972

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents an arbitration award and associated legal fees in favor of our former President and CEO, Fred Lax.

(5)	The adjustment represents acquired in-process research and development related to the Estacado purchase.

(6)	The adjustment represents the elimination of costs incurred during 2008 related to restructuring certain functions in our EAAA region and changes in estimates related to our 2007 realignment activities.

(7)	The adjustment represents the income tax effect of excluding second quarter discrete tax benefits totaling $3.7 million related to reversing a valuation allowance on deferred tax assets generated by the loss on sale of SSG. Also included in the adjustment is the income tax effect of footnotes (1), (2), (3), (4), (5) and (6) in order to reflect our Non-GAAP effective tax rate.

(8)	The adjustment represents the elimination of our discontinued operations.

(9)	For the nine months ended September 30, 2008, the calculations of diluted earnings per share include a potential add-back to net income of $1,085,000 for assumed after-tax interest cost and 3,961,000 weighted average shares related our previously outstanding convertible debt using the “if-converted” method.

(10)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The above schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the thirty-nine weeks ended September 26, 2008.